Exhibit 10.1

BICYCLE THERAPEUTICS LIMITED

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the 21 day of December 2018 , by and among BICYCLE THERAPEUTICS LIMITED (the “Company”) (Company no. 11036004) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor”.

RECITALS

WHEREAS, the Company and Investors are parties to that certain Investment Agreement relating to the Company of even date herewith (the “Investment Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors and the Company;

WHEREAS, the Company and Investors desire to set forth certain registration rights, as more fully described below; and

WHEREAS, the Company and Investors agree that this Agreement terminates, replaces and supersedes the registration rights agreement entered into between the Company and certain parties hereto enter into on 4 December 2017 (the “Existing Agreement”).

NOW, THEREFORE, the Company and the Investors hereby agree as follows:

1.                                                      GENERAL

1.1                                               Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)                                                 “A Ordinary Shares” means the A ordinary shares of £0.01 each in the capital of the Company with the rights set out in the Articles.

(b)                                                 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(c)                                                  “Articles” means the articles of association of the Company adopted on or about the date of this Agreement, as may be amended or restated from time-to-time.

(d)                                                 “B Ordinary Shares” has the meaning given in the Articles.

(e)                                                  “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

(f)                                                   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(g)                                                  “Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(h)                                                 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(i)                                                     “Holder” means any Person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 3.2 hereof.

(j)                                                    “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Ordinary Shares, or American Depositary Receipts representing Ordinary Shares, registered under the Securities Act.

(k)                                                 “Investor Shares” means, collectively, the A Ordinary Shares and the B Ordinary Shares.

(l)                                                     “IPO” shall have the meaning given to the term in the Articles.

(m)                                             “Ordinary Shares” means the ordinary shares of £0.01 each in the Company with the rights set out in the Articles.

(n)                                                 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(o)                                                 “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

(p)                                                 “Registrable Securities” means (i) Ordinary Shares of the Company issuable or issued upon conversion of the Investor Shares; (ii) any Ordinary Shares, or any Ordinary Shares issued or issuable upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security, which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Where the context requires, Registrable Securities shall include American Depositary Receipts representing Ordinary Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a Person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) any Ordinary Shares for which registration rights have terminated pursuant to section 2.14 of this Agreement.

(q)                                                 “Registrable Securities then outstanding” means the number of Ordinary Shares that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable (directly or indirectly) pursuant to then exercisable or convertible securities.

(r)                                                    “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed fifty thousand U.S. dollars

(U.S.$50,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(s)                                                   “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

(t)                                                    “SEC” or “Commission” means the Securities and Exchange Commission.

(u)                                                 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(v)                                                 “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

(w)                                               “Shares” means the Ordinary Shares, the A Ordinary Shares and the B Ordinary Shares, held from time to time by the Investors listed on Exhibit A hereto and their permitted assignees.

(x)                                                 “Share Sale” shall have the meaning given to the term in the Articles.

(y)                                                 “Special Registration Statement” means (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to shares issued upon conversion of debt securities.

2.                                                      REGISTRATION.

2.1                                               Demand Registration.

(a)                                                 Subject to the conditions of this Section 2.1, if the Company shall receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least twenty five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed thirty million U.S. dollars (U.S.$30,000,000)), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and, subject to the limitations of this Section 2.1, effect, as expeditiously as reasonably possible, and in any event within seventy five (75) days of the receipt of such request, make an initial filing of a registration under the Securities Act with the SEC of all Registrable Securities that all Holders request to be registered.

(b)                                                 The Company shall not be required to effect a registration pursuant to this Section 2.1:

(i)                                                   prior to the earlier of (A) 26 May 2021 or (B) the expiration of the restrictions on transfer set forth in Section 2.9 following the Initial Offering;

(ii)                                                after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective;

(iii)                                             during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a Company-initiated public offering, other than pursuant to a Special Registration Statement; provided that the

Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv)                                            if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(v)                                               if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred and eighty (180) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred and eighty (180) day period other than a Special Registration Statement; or

(vi)                                            if the initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 or Form F-3 pursuant to a request made pursuant to Section 2.3 below.

A registration shall not be counted as “effected” for purposes of this Subsection 2.1(b) until such time as the applicable registration statement has been declared effective by the SEC.

2.2                                               Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. The Company shall, subject to the provisions of paragraph 2.4(b) below, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 whether or not any Holder has elected to include Registrable Securities in such registration and shall promptly notify any Holder that has elected to include Registrable Securities in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.3                                               Form S-3 or Form F-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities (also, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 or Form F-3 (or any successor to such forms) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holder(s), the Company will:

(a)                                                 promptly, within ten (10) days of receipt of the written request, give written notice of the proposed registration and any related qualification or compliance to all other Holders of Registrable Securities; and

(b)                                                 as soon as practicable, and in any event within forty-five (45) days after the date of the Holder’s or Holders’ written request, effect such registration and all such qualifications and compliances as requested to permit or facilitate the sale and distribution of all Registrable Securities as are specified in such request, together with all Registrable Securities requested to be included by any other Holder or Holders joining in such request as specified in a written request given within fifteen (15) days after receipt of the written notice described in paragraph (a) above; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3 if:

(i)                                                     if Form S-3 or Form F-3 are not available for such offering by the Holders, or

(ii)                                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than ten million U.S. dollars (U.S.$10,000,000), or

(iii)                                               if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.3, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv)                                              if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Form S-3 or Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.3; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than a Special Registration Statement, or

(v)                                                 if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 or Form F-3 for the Holders pursuant to this Section 2.3.

A registration shall not be counted as “effected” for purposes of this Subsection 2.3(b) until such time as the applicable registration statement has been declared effective by the SEC.

(c)                                                  Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

2.4                                               Underwriting Requirements.

(a)                                                 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 or any request pursuant to Section 2.3, and the Company shall include such information in the written notice referred to in Section 2.1(a) or Section 2.3(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of at least sixty percent (60%) of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of Section 2.1 or Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(b)                                                 If the registration statement of which the Company gives notice under Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders requesting inclusion in the registration; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall (i) reduce the amount of securities to be included by the Company in the registration or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling shareholder be included in such registration that would reduce the number of shares, which may be included by Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder, which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members, Affiliates and shareholders (other than shareholders of a publicly-traded corporation) of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)                                                  For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.4(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.5                                               Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1, 2.2 or 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or 2.3, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of at least sixty percent (60%) of the Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.1(b)(ii) or 2.3(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.1(b)(ii) or 2.3(b)(v), as applicable, to undertake any subsequent registration.

2.6                                               Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least sixty percent (60%) of the Registrable Securities registered thereunder, keep such registration statement effective for up to sixty (60) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed ninety (90) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a loss, claim, damages, or liability under the Securities Act, the Exchange Act or other federal or state law. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration pursuant to the preceding sentence, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive ninety (90) days with the consent of the holders of at least sixty percent (60%) of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the Suspension Period after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 or Form F-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)                                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)                                                  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                                 Use its commercially reasonable efforts (as determined by it in its sole discretion) to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                                   Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                                  Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h)                                                 Use its commercially reasonable efforts (as determined by it in its sole discretion) to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which securities of the same class issued by the Company are then listed.

(i)                                                     Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement not later than the effective date of such registration.

(j)                                                    Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(k)                                                 After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.7                                               Delay of Registration; Furnishing Information.

(a)                                                 No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)                                                 It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)                                                  The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.3 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.1 or Section 2.3, whichever is applicable.

2.8                                               Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3, the Company will enter into an underwriting agreement with the underwriter (as defined in the Securities Act) and each Holder participating in the relevant offering on customary terms, including customary indemnification provisions in favor of such Holder.

2.9                                               Market Stand-Off Agreement. Each Holder hereby agrees that, if requested by the managing underwriter, such Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Ordinary Shares (or other securities) of the Company held by such Holder (other than those included in the registration) (i) during the 180-day period following the effective date of the Initial Offering (or such longer period as the underwriters or the Company shall request to accommodate regulatory restrictions including, but not limited to, FINRA Rule

2241, if applicable, or any similar or successor provisions or amendments thereto), and (ii) with the prior approval of holders of more than 50% of the Registrable Securities, the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act other than the Initial Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2241, if applicable, or any similar or successor provisions or amendments thereto); provided, that, with respect to (i) and (ii) above, all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements; and provided further, that any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements. The foregoing provisions of this Section 2.9 shall not apply to (i) the sale of any shares to an underwriter pursuant to an underwriting agreement; (ii) the sale of any shares acquired as part of such offering or after such offering; or (iii) the transfer of any shares to an Affiliate or any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein.

2.10                                        Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriters that are consistent with the Holder’s obligations under Section 2.7(b) and in this Section 2.10 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Ordinary Shares (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.9 and this Section 2.10 shall not apply to a Special Registration Statement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such shares of Ordinary Shares (or other securities) until the end of such period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.9 and 2.10. The underwriters of the Company’s shares are intended third party beneficiaries of Sections 2.9 and 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.11                                        Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)                                                 Make and keep adequate current public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)                                                 File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)                                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company filed with the Commission; and (iii) such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.12                                        Alternative IPO Entities. In the event that the Company elects to effect a public offering of equity securities of any of its parent entities or subsidiaries (each such entity, an “Alternative IPO

Entity”) rather than the equity securities of the Company, whether as a result of a reorganization or otherwise, the Company shall cause any such Alternative IPO Entity to enter into an agreement with the Holders that provides the Holders with registration rights with respect to the equity securities of such Alternative IPO Entity that are substantially the same as, and in any event no less favorable in the aggregate to, the registration rights provided to the Holders in this Agreement.

2.13                                        Alternative IPO Jurisdiction. In the event that the Company elects to effect a public offering of its equity securities on any securities exchange outside of the United States, the Company will provide Holders with the same opportunity to participate in the public offering as provided to the Holders in this Agreement, as reasonably modified as required by the rules, regulations and market practice of such jurisdiction and exchange.

2.14                                        Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, Section 2.2, or Section 2.3 hereof shall terminate upon the earlier of (a) the date three (3) years following an initial public offering that results in the conversion of all outstanding Investor Shares; (b) such time as such Holder holds less than 1% of the Company’s outstanding Ordinary Shares (treating all shares of Investor Shares on an as-converted basis); or (c) such time as the Company has completed its Initial Offering and all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period without registration. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

3.                                                      MISCELLANEOUS.

3.1                                               Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York in all respects, as such laws are applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to conflicts of laws or principles thereof.

3.2                                               Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each Person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price. The rights of any Investor under this Agreement may be assigned, in whole or in part, to any Affiliate of such investor in connection with a transfer of the related Registrable Securities by such Investor to such Affiliate.

3.3                                               Entire Agreement. This Agreement and the Exhibit hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. For the avoidance of doubt, this Agreement terminates, supersedes and extinguishes the Existing Agreement and each party to this Agreement hereby releases and discharges the other parties to the Existing Agreement from all claims or demands under or in connection with the Existing Agreement that it may have.

3.4                                               Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5                                               Amendment and Waiver.

(a)                                                 Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at least sixty percent (60%) of the then-outstanding Registrable Securities (voting on an as-converted to Ordinary Shares basis). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto; provided, however, that, notwithstanding anything to the contrary herein, this Agreement may not be amended or terminated and the observance of the terms hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination or waiver applies to all Holders in the same fashion. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(b)                                                 For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its shares as maintained by or on behalf of the Company.

3.6                                               Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.7                                               Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.8                                               Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.9                                               Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional B Ordinary Shares pursuant to the Investment Agreement or otherwise, any purchaser of such Investor Shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

3.10                                        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.11                                        Aggregation of Shares. All shares of Registrable Securities held or acquired by affiliated entities or Persons under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.12                                        Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) and Share Sale or (ii) the date three (3) years following an IPO that results in the conversion of all outstanding Investor Shares.

[Intentionally left blank, Exhibit A and signature pages to follow.]

Exhibit A

Investors

Name	Address

Ahren LP	15 Queens Grove, London, United Kingdom, NW8 6EL

SAIV LP	15 Queens Grove, London, United Kingdom, NW8 6EL

BAIV LP	15 Queens Grove, London, United Kingdom, NW8 6EL

Atlas Venture Fund VIII, L.P.	400 Technology Sq., 10th Floor, Cambridge, MA 02139

Cambridge Innovation Capital (Jersey) Limited	Gaspe House, 66-72 Esplanade, St. Helier, Jersey, Channel Islands, JE2 3QT

Longwood Fund IV, L.P.	800 Boylston Suite 1555, Boston, Massachusetts, 02199, USA

Novartis Bioventures Ltd.	Lichtstrasse 35, 4056 Basel, Switzerland

S.R. One, Limited	Corporation Service Company, 2595 Interstate Drive, Suite 103, Harrisburg, PA 17110, USA

SV Life Sciences Fund V Strategic Partners, L.P. and SV Life Sciences Fund V, L.P.	One Boston Place, Suite 3900, Boston, MA 02118 USA

Vertex Global HC Fund I Pte. Ltd.	250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101

Aquila Investments IV	Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1- 1104 Cayman Islands

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof:

/s/ [ILLEGIBLE]	Date	15th December 2018

for and on behalf of AHREN LP [ILLEGIBLE]

/s/ [ILLEGIBLE]	Date	15th December 2018

for and on behalf of SAIV LP

/s/ [ILLEGIBLE]	Date	15th December 2018

for and on behalf of BAIV LP

/s/ [ILLEGIBLE]	Date	21 December 2018

for and on behalf of VERTEX GLOBAL HC FUND I PTE. LTD

/s/ [ILLEGIBLE]	Date	21 December 2018

for and on behalf of CAMBRIDGE INNOVATION CAPITAL (JERSEY) LIMITED

/s/ [ILLEGIBLE] CFO	Date	21 December 2018

for and on behalf of LONGWOOD FUND IV, L.P.

[Signature page to the Registration Rights Agreement]

[ILLEGIBLE]	Date	21 December 2018

for and on behalf of NOVARTIS BIOVENTURES LIMITED		/s/ Bart Dzikowski	/s/ Florian Muellershausen
		Bart Dzikowski	Florian Muellershausen
		Secretary of the Board	Authorized Signatory

/s/ [ILLEGIBLE]	Date	21 December 2018

for and on behalf of S.R. ONE, LIMITED

/s/ [ILLEGIBLE]	Date	21 December 2018

for and on behalf of ATLAS VENTURE FUND VIII, L.P.*

* ATLAS VENTURE FUND VIII, L.P.
By: Atlas Venture Associates VIII, L.P.
Its general partner
By: Atlas Venture Associates VIII, Inc.
Its general partner

/s/ [ILLEGIBLE]	Date	21 December 2018

for and on behalf of SV LIFE SCIENCES FUND V STRATEGIC PARTNERS LIMITED

/s/ [ILLEGIBLE]	Date	21 December 2018

for and on behalf of SV LIFE SCIENCES FUND V, L.P.

/s/ [ILLEGIBLE]	Date	21 December 2018

for and on behalf of BICYCLE THERAPEUTICS LIMITED

[Signature page to the Registration Rights Agreement]

/s/ [ILLEGIBLE]	Date	21 December 2018

for and on behalf of AQUILA INVESTMENTS IV

[Signature page to the Registration Rights Agreement]